===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             CHENIERE ENERGY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                             CHENIERE ENERGY, INC.
                               Two Allen Center
                         1200 Smith Street, Suite 1740
                           Houston, Texas 77002-4312
                                 713/659-1361


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held June 4, 1999


    Notice is hereby given that the annual meeting of stockholders of Cheniere Energy, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 4, 1999, at 10:00 a.m., at Two Allen Center, 1200 Smith Street, Suite 1740, Houston, Texas, for the following purposes:

1. To elect a Board of seven directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

2. To approve a proposed amendment to the Company's 1997 Stock Option Plan to increase the number of shares of common stock subject to the Plan from 950,000 to 1,950,000;

3. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation pursuant to which (a) the total number of shares of the Company's capital stock would be increased to 65,000,000 and (b) the number of shares of the Company's authorized common stock, par value $.003 per share, would be increased to 60,000,000;

4. To appoint PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 1999; and

5. To consider and act upon such other business as may properly be presented to the meeting or any adjournment thereof.

    A record of stockholders has been taken as of the close of business on April 15, 1999, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting or any adjournment thereof. All stockholders of the Company are invited to attend the meeting. The Board of Directors, however, requests that you promptly sign, date and mail the enclosed proxy, even if you plan to be present at the meeting. If you attend the meeting, you can either vote in person or by your proxy. Please return your proxy in the enclosed, postage-paid envelope.

                                             By order of the Board of Directors,

                                                   /s/ Don A. Turkleson
                                                   _________________________
                                                        Don A. Turkleson
                                                            Secretary


April 30, 1999

                             CHENIERE ENERGY, INC.
                               Two Allen Center
                         1200 Smith Street, Suite 1740
                           Houston, Texas 77002-4312
                                 713/659-1361

                                PROXY STATEMENT

    This Proxy Statement and the enclosed proxy are being mailed to stockholders of Cheniere Energy, Inc., a Delaware corporation (the "Company"), commencing on or about April 30, 1999. The Company's Board of Directors is soliciting proxies to be voted at the Company's annual meeting of stockholders to be held in Houston, Texas on Friday, June 4, 1999 and at any adjournment thereof, for the purposes set forth in the accompanying notice. The shares covered by a proxy, if such is properly executed and received prior to the meeting, will be voted in accordance with the directions specified thereon regarding election of directors, proposed amendment of the 1997 Stock Option Plan, proposed amendment of the Company's Amended and Restated Certificate of Incorporation to increase total authorized capital stock and common stock, appointment of PricewaterhouseCoopers LLP as independent accountants, and with respect to any other matters which may properly come before the meeting, in accordance with the judgment of the persons designated as proxies. A proxy may be revoked at any time before it is exercised by giving written notice to, or filing a duly executed proxy bearing a later date with, the Secretary of the Company, or by voting in person at the meeting. Management expects that the only matters to be presented for action at the meeting will be the election of directors, amendment of the 1997 Stock Option Plan, approval of the proposed amendment of Company's Amended and Restated Certificate of Incorporation to increase total authorized capital stock and common stock, and appointment PricewaterhouseCoopers LLP as independent accountants.

    At the close of business on April 15, 1999, the record date for determining the stockholders entitled to notice of and to vote at the meeting (the "Record Date"), there were outstanding and entitled to vote 22,670,752 shares of the Company's common stock, par value $.003 per share ("Common Stock"). Each share of Common Stock entitles the holder to one vote on all matters presented at the meeting.

    The Company will bear the costs of soliciting proxies in the accompanying form. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies in person or by telephone.

                             ELECTION OF DIRECTORS

Nominees

    At the meeting, seven nominees are to be elected to the Company's Board of Directors, each director to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Unless your proxy specifies otherwise or withholds authority to vote for one or more nominees named thereon and described below, it is intended that the shares represented by your proxy will be voted for the election of these seven nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable.

     Director Nominee      Director Since     Age            Position
     ----------------      --------------     ---            --------
    William D. Forster          1996           51      Director and Co-Chairman
                                                      of the Board of Directors

    Michael L. Harvey           1999           51             Director

    Kenneth R. Peak             1997           53             Director

    Charles M. Reimer           1998           54             Director

    Charif Souki                1996           46      Director and Co-Chairman
                                                      of the Board of Directors

    Walter L. Williams          1996           71     Director and President and
                                                        Chief Executive Officer

    Efrem Zimbalist, III        1996           51             Director


    WILLIAM D. FORSTER, a co-founder of Cheniere, is currently Co-Chairman of the Board of Directors of Cheniere and a member of the Stock Option Committee. Mr. Forster is Chairman and CEO of Stonington Corporation in New York, NY. He served as President and Chief Executive Officer of Cheniere from July 1996 to September 1997. Mr. Forster was an investment banker with Lehman Brothers from 1975 to 1990, serving as a Managing Director for eleven years, initially in the oil and gas department for seven years, and then in various other areas. In 1990, he founded his own private investment bank, W. Forster & Co. Inc. Mr. Forster is a director of Equity Oil Company, a Nasdaq National Market company. Mr. Forster holds a B.A. in economics from Harvard College and an M.B.A. from Harvard Business School.

    MICHAEL L. HARVEY is currently a director of Cheniere. He is Managing Partner and Co-Founder of Vaquero Capital Partners, LLC, which provides investment banking and capital formation for independent oil and gas companies. Mr. Harvey began his career in 1973 with Shell Oil Company in Corporate Planning and Economics. He served as Manager of Land Operations for General Crude Oil Company from 1977 to 1979, when he joined Roy M. Huffington, Inc. as Vice President. In 1987, Mr. Harvey founded Gulfstar Petroleum Corporation, Gulfstar Operating Company and Gulfstar Energy, Inc. He served as President and CEO of the companies until 1997, when Gulfstar Energy was merged into Domain Energy Corporation (now Range Resources). He was Executive Vice President and a Director for Domain in 1997 and 1998. In 1999, Mr. Harvey formed Vaquero Capital Partners and presently serves as Managing Partner. He continues as Chairman of Estrella del Golfo, LLC, which he co-founded in 1996 to conduct exploration and production asset management in Venezuela.

    KENNETH R. PEAK is currently a director of the Company and a member of the Audit Committee and the Stock Option Committee. Mr. Peak has been the President of Peak Enernomics, Incorporated, a company engaged in consulting activities in the oil and gas industry, since forming the company in 1990. From 1989 to 1990 Mr. Peak served as a Managing Director and Co-Manager, Corporate Finance of Howard Weil Incorporated, an investment banking firm. Prior to joining Howard Weil Incorporated, Mr. Peak served as Vice President-Finance for Forest Oil Corporation from 1988 to 1989. Mr. Peak received a B.S. in physics from Ohio University and an M.B.A. from Columbia University. He currently serves as a director of NL Industries, Inc. and EarthCare Company.

    CHARLES M. REIMER is currently a director of Cheniere and a member of the Stock Option Committee. He is also President of British-Borneo Exploration Inc. in Houston. Prior to joining British Borneo in November 1998, Mr. Reimer served as Chairman and CEO of Virginia Indonesia Company (VICO), the operator on behalf of Union Texas Petroleum Holdings, Inc. and LASMO plc, of major gas and oil reserves and production located in East Kalimantan, Indonesia. Mr. Reimer began his career with Exxon Company USA in 1967 and held various professional and management positions in Texas and

Louisiana. After leaving Exxon, Mr. Reimer was named President of Phoenix Resources Company in 1985 and relocated to Cairo, Egypt to begin eight years of international assignments.

    CHARIF SOUKI, a co-founder of Cheniere, is currently Co-Chairman of the Board of Directors of the Company and is a member of the Audit Committee and the Stock Option Committee. Mr. Souki is an independent investment banker with twenty years of experience in the industry. In the past few years he has specialized in providing financing for promising microcap and small capitalization companies with an emphasis on the oil and gas industry. Mr. Souki received his B.A. from Colgate University and his M.B.A. from Columbia University.

    WALTER L. WILLIAMS is currently President and Chief Executive Officer and a director of the Company. Prior to joining the Company, Mr. Williams spent 32 years as a founder and later Chairman and Chief Executive Officer of Texoil, Inc., a publicly held Gulf Coast exploration and production company. Prior to that time he was an independent petroleum consultant. Mr. Williams received a B.S. in petroleum engineering from Texas A&M University and is a Registered Engineer in Louisiana and Texas. He serves on the board of directors of Texoil, Inc. and has served as a Director and Member of the Executive Committee of the Board of the Houston Museum of Natural Science.

    EFREM ZIMBALIST, III is currently a director of the Company, Chairman of the Audit Committee and a member of the Stock Option Committee. He is also President and Chief Executive Officer of Times Mirror Magazines, a division of Times Mirror Co., and a Vice President of Times Mirror Co. From 1993 to 1995 he served Times Mirror Co. as Vice President, Strategic Development. Previously he served as Chairman and Chief Executive Office of Correia Art Glass, Inc., a family owned business. He also served five years as senior engagement manager at the management consulting firm of McKinsey and Co., Inc. in Los Angeles. Mr. Zimbalist holds a B.A. in economics from Harvard College and an M.B.A. from Harvard Business School.

Board and Committee Activity, Structure and Compensation

    The Company's operations are managed under the broad supervision and direction of the Board of Directors, which has the ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain Board functions are discharged by the Board's standing Audit Committee. Members of the Audit Committee for a given year are selected by the Board following the annual stockholders' meeting. During the fiscal year ended December 31, 1998, the Company's Board of Directors held six meetings and each incumbent member of the Board attended or participated in at least 75% of the aggregate number of (i) Board meetings and (ii) committee meetings held by all committees of the Board on which he served.

    The Audit Committee annually recommends independent accountants for appointment by the Board of Directors, reviews the services to be performed by the independent accountants, and receives and reviews the reports submitted by them. The committee also determines the duties and responsibilities of the Company for the conduct of its internal audit program and receives and reviews reports submitted by the Chief Financial Officer. The Audit Committee held one meeting during the year ended December 31, 1998. The committee's members for the year ended December 31, 1998 and the committee's current members are Efrem Zimbalist III, Chairman, Kenneth R. Peak and Charif Souki.

    The Stock Option Committee determines the eligible persons to whom stock options may be granted, the time or times at which options shall be granted, the number of shares of common stock subject to each option, the exercise price for the purchase of shares subject to each option, the time or times when each option shall become exercisable and the duration of the exercise period. The committee also has discretionary authority to interpret the stock option plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each stock option agreement, and to make all determinations necessary or advisable in administration of the plan. The Stock Option Committee held one meeting during the year ended December 31, 1998. The committee's members for the year ended December 31, 1998 and the committee's current members are: William D. Forster, Kenneth R. Peak, Charles M. Reimer, Charif Souki and Efrem Zimbalist III.

    During the fiscal year ended December 31, 1998, directors received no cash remuneration for serving on the Board of Directors of the Company, nor were they compensated for attending Board or committee meetings. From time to time, outside members of the Board of Directors (those who do not serve as executive officers of the Company) are compensated for their services to the Company through the grant of options to purchase common stock of the Company. During the year ended December 31, 1998, Mr. Reimer received options to purchase 35,000 shares of common stock at an exercise price of $3.00 per share on or before April 6, 2003. In March 1999, Mr. Harvey received options to purchase 35,000 shares of common stock at an exercise price of $3.00 per share on or before March 17, 2004.


                 PROPOSED AMENDMENT TO 1997 STOCK OPTION PLAN
                  INCREASING NUMBER OF SHARES SUBJECT TO PLAN

    The Company's Board of Directors has approved and declared the advisability of amending the Company's 1997 Stock Option Plan to increase the total number of shares subject to the Plan from 950,000 to 1,950,000. The amendment would change the first sentence of Article V Section 5.1 to read:

         "Subject to adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Common Stock which may be issued and sold hereunder shall be 1,950,000."

    The purpose of the Plan is to advance the interests of the Company and its stockholders and subsidiaries by attracting, retaining and motivating the performance of selected directors, officers, and employees of the Company of high caliber and potential upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, and to encourage and enable such directors, officers, and employees to acquire and retain a proprietary interest in the Company by ownership of its stock. The purpose of the amendment is to provide the Company with maximum flexibility and additional resources with which to achieve the objectives of the Plan.

    General and Administration. The Plan provides for the grant of Nonqualified Stock Options and Incentive Stock Options. It is administered by a Committee comprised solely of directors each of whom is (i) an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) a "non-employee director" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), as selected by the Board of Directors; provided, however, with respect to any Nonqualified Stock Options for directors who are Committee members, the Board of Directors shall function in the capacity as the Committee under the Plan. The Committee will select the persons who, from time to time, will receive Options, the number that they are to receive, the Option price of the shares, the vesting date, and the expiration date.

    Shares of Stock Subject to Plan. Pursuant to the Plan, the Company may grant Options exercisable for up to 950,000 shares of common stock, which is proposed to be increased to 1,950,000. Those shares may be either authorized but unissued shares or shares held in the Company's treasury. If any outstanding Option terminates for any reason, the shares of common stock subject to the unexercised portion of such Option become available for new Option grants. The number of shares of common stock which may be issued under the Plan and pursuant to then outstanding Stock Options are subject to adjustments to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations, reorganizations or similar transactions.

    Options. The two types of Options which the Committee may grant under the Plan are Nonqualified Stock Options and Incentive Stock Options. Incentive Options may only be granted to Eligible Persons who are considered employees of the Company or any Subsidiary. An Option will be effective on the date it is approved by the Committee unless the Committee specifies a later effective date. The Company and the Optionee shall enter into a Stock Option Agreement which details the terms and conditions of the Options granted. The Committee sets the Option Price, however, the Option Price of an Incentive Stock Option shall not be less than 100% (110% in the case of certain 10% shareholders) of the

Fair Market Value of a share of common stock on the date of grant. A Nonqualified Stock Option that is intended to qualify as performance based compensation to an officer subject to Section 162(m) of the Code must be granted with an exercise price equal to 100% of the fair market value of a share of common stock on the grant date. An Option shall vest and become exercisable as stated in the applicable Stock Option Agreement, provided that the Optionee is an Eligible Person on the applicable vesting dates. The Committee has sole discretion to accelerate any Option at any time. An Option must be exercised within ten years from the date of grant unless a shorter period is specified in the Stock Option Agreement.

    An Option may be exercised wholly or in part, in whole share increments, at any time within the period permitted for exercise. Only the Optionee may exercise an Option during the Optionee's lifetime, except that in the case of an Optionee who is legally incapacitated, the Option shall be exercisable by the Optionee's guardian or legal representative. Optionees may not transfer Options other than by will or the laws of descent and distribution.

    Tax Consequences to the Company. An Optionee does not recognize any income for federal tax purposes at the time a Nonqualified Stock Option is granted, and the Company is not then entitled to a deduction. When any Nonqualified Stock Option is exercised, the Optionee recognizes ordinary income in an amount equal to the difference between the fair market value of the shares on the exercise date and the exercise price of the Nonqualified Stock Option, and the Company generally recognizes a tax deduction in the same amount.

    The Company is not entitled to a tax deduction as the result of the grant or qualified exercise of an Incentive Stock Option. If an Optionee disposes of shares acquired upon exercise of an Incentive Stock Option within either two years after the date of its grant or one year after its exercise, the disposition is a disqualifying disposition and the Optionee will recognize ordinary income in the year of such disposition. The Company generally is entitled to a deduction in the year of the disqualifying disposition in an amount equal to the ordinary income recognized by the Optionee as a result of such disposition.

    Taxable compensation earned by certain named executive officers subject to
Section 162(m) of the Code in respect of Stock Options is generally intended to satisfy the requirements for "qualified performance-based compensation," but no assurance can be provided that the Company will be able to satisfy these requirements in all cases, and the Company may, in its sole discretion, determine in one or more cases that it is in its best interest not to satisfy these requirements even if it is able to do so.

    Termination of Service. Unless otherwise provided in the Stock Option Agreement, if an Optionee dies after the date of grant, the executor or administrator of the Optionee's estate, or anyone to whom an outstanding Option has been validly transferred by will or the laws of descent and distribution, will have the right, within one year after the Optionee's death, to exercise any portion of the Option which was exercisable but unexercised at the time of the Optionee's death. If an Optionee's employment or other service with the Company or any Subsidiary is terminated due to permanent and total disability at any time after grant, the Optionee, or his legal guardian or representative, will have the right, within one year of the date of the Optionee's disability, to exercise any portion of the outstanding Option which was exercisable but unexercised at the time of the Optionee's termination due to disability. The period for exercise of an Option after the date of death or disability is limited by the maximum term set for exercise in the Stock Option Agreement. The Committee may determine at or after the grant to make any portion of an Option that is not exercisable at the date of death or disability immediately vested and exercisable. Unless otherwise provided in the Stock Option Agreement, if an Optionee's employment or other service with the Company or any Subsidiary is terminated for cause (as defined in the Plan), the Optionee's right to exercise any unexercised portion of any Option will terminate and all rights under any Option will cease. If an Optionee's employment or other service with the Company is terminated for any reason other than death, permanent and total disability, or for cause, the Optionee will have the right to exercise any Option to the extent it was exercisable and unexercised on the date of termination during the period which ends the earlier of 90 days after termination or the date that the Option expires.

    Change in Control. Upon a "Change in Control" (as defined in the Plan) of the Company, the unvested portion of every outstanding Option will become fully and immediately vested and an Optionee must surrender his or her Option and receive, for each share of Common Stock issuable under the Option outstanding at such time, a cash payment equal to the excess of the Fair Market Value of the Common Stock at the time of the Change in Control over the Option Price of the Common Stock. The vesting and cash payment described above will not occur if (i) the Change in Control was approved by at least two-thirds of the Board who were serving as such immediately prior to the transaction and (ii) provision has been made in connection with such transaction for (a) the continuation of the Plan and/or the assumption of such Options by a successor corporation (or a parent or subsidiary thereof) or (b) the substitution for such Options of new Options covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kinds of shares and exercise prices.

    Termination and Amendment. The Plan terminates in April 2007. The Board may, in its sole discretion and at any earlier date, terminate the Plan; provided, however, no termination of the Plan shall in any manner affect any Option already granted under the Plan without the consent of the Optionee or the permitted transferee of the Option. The Board may at any time and from time to time, amend or modify the Plan, however, no amendment or modification of the Plan shall in any manner affect any Option already granted under the Plan without the consent of the Optionee or the permitted transferee of the Option and certain amendments may require stockholder approval.

    Certain Securities Law Matters. The Company has registered under the Securities Act of 1933 the common stock reserved for issuance under the Plan on a registration statement on Form S-8 and intends to register the additional shares in the same fashion if the amendment to the Plan is approved.

    New Plan Benefits. The board has not made any conditional grants or otherwise allocated additional Stock Options to be granted to any named executive officers, and thus no tabular disclosure is applicable.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 1997 STOCK OPTION PLAN INCREASING THE TOTAL NUMBER OF SHARES SUBJECT TO THE PLAN FROM 950,000 TO 1,950,000.


           PROPOSED AMENDMENT TO INCREASE NUMBER OF TOTAL AUTHORIZED CAPITAL SHARES AND NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    The Company's Board of Directors has approved and declared the advisability of amending the Company's Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of Capital Stock from 45,000,000 to 65,000,000 and the number of authorized shares of common stock from 40,000,000 to 60,000,000. The amendment would change the first sentence and items (1) and (2) of Article Fourth of the Company's Amended and Restated Certificate of Incorporation to be and read in their entirety as follows:

         FOURTH: The total number of shares of stock that the Company shall have authority to issue is 65,000,000 shares, consisting of:

         (1) 60,000,000 shares of Common Stock, having a par value of $.003 per share;
    and
         (2) 5,000,000 shares of Preferred Stock with a par value of $.0001 per share.

    The purpose of the amendment is to provide the Company with maximum flexibility in arranging future funding for anticipated leasing and drilling activities related to its 3-D seismic exploration project in Cameron Parish, Louisiana, and for other corporate purposes. There remain only 11,385,968 and 2/3 shares of the Company's authorized common stock which are unissued and not already reserved for issuance for a specific purpose. As of April 15, 1999, the Record Date, there were 22,670,752 shares of common stock issued and outstanding and no shares of Preferred Stock issued and outstanding. There are 939,944 and 2/3 shares of common stock reserved for issuance upon exercise of outstanding options and 5,003,334 and 2/3 shares of common stock reserved for issuance upon the exercise of outstanding warrants.

Except as mentioned above, the Company currently has no specific plans or proposals for issuing the additional shares which are the subject of the proposed amendment. If the Company's stockholders approve the proposed amendment, the Company does not anticipate seeking stockholder approval in connection with specific issuances of additional authorized shares except to the extent required by law, and rules and regulations of exchanges or other markets upon which the Company's common stock may trade.

    The proposed amendment will not affect the existing rights of holders of common stock. Under Delaware law, since the Company's Amended and Restated Certificate of Incorporation does not expressly grant preemptive rights, holders of common stock do not have preemptive rights to acquire unissued shares, treasury shares or securities convertible into such shares. The issuance of additional shares of common stock may have a dilutive effect on earnings per share and on the voting power of existing holders of common stock. It also may adversely affect the market price of the common stock. However, the Company's financial performance and market price of the common stock may benefit from the issuance of additional shares in transactions which yield the Company additional assets, favorable business opportunities or additional working capital to pursue its business plans.

    Section 203 of the Delaware General Corporations Law ("Section 203") generally provides that a stockholder acquiring more than 15% of the outstanding voting stock of a corporation subject to the statute (an "Interested Stockholder") may not engage in certain Business Combinations (as defined in
Section 203) with the corporation for a period of three years after the date on which the stockholder became an Interested Stockholder unless (i) prior to such date, the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding (not counting shares owned by officers and directors or certain employee stock plans), or (iii) the Business Combination is approved by the corporation's board of directors and authorized at a stockholders' meeting by a vote of at least two-thirds of the corporation's outstanding voting stock not owned by the Interested Stockholder. Under Section 203, these restrictions will not apply to certain Business Combinations proposed by an Interested Stockholder following the earlier of the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the corporation's board of directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to such person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

    Section 203 defines the term Business Combination to encompass a wide variety of transactions with or caused by an Interested Stockholder, including transactions in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, such as mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the corporation which increase the proportionate interest in the corporation directly or indirectly owned by the Interested Stockholder, or transactions in which the Interested Stockholder receives certain other benefits.

    The provisions of Section 203, coupled with the Board of Director's authority to issue preferred stock without further stockholder action, could delay or frustrate the removal of incumbent directors or a change in control of the Company. The provisions could also discourage, impede or prevent a merger, tender offer or proxy contest, even if such event would be favorable to the interests of stockholders. The Company's stockholders, by adopting an amendment to the Amended and Restated Certificate of Incorporation or the Bylaws, may elect not to be governed by Section 203 effective 12 months after such adoption. Neither the Certificate nor the Bylaws currently exclude the Company from the restrictions imposed by Section 203.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING THE TOTAL NUMBER OF SHARES OF AUTHORIZED CAPITAL STOCK TO 65,000,000 AND THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK TO 60,000,000.


                   APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
                          AS INDEPENDENT ACCOUNTANTS

    The Board of Directors recommends to stockholders that the certified public accounting firm of PricewaterhouseCoopers LLP serve as the Company's independent accountants for the fiscal year ending December 31, 1999.
PricewaterhouseCoopers LLP has served as the Company's independent auditors since May 1998 and has audited the financial statements of the Company from the date of its inception (February 21, 1996) through December 31, 1998.

    The Company anticipates that representatives of PricewaterhouseCoopers LLP will participate in the annual meeting of stockholders, may make a statement if they desire to do so, and will be available to respond to appropriate questions concerning the Company's financial statements.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.


                                  MANAGEMENT

Executive Officers

    The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board. The Company had the following five executive officers during the fiscal year ended December 31, 1998 (collectively the "Named Executives"):

    KEITH F. CARNEY is currently Executive Vice President of Cheniere. He served as Chief Financial Officer and Treasurer of the Company from July 1996 through November 1997. Prior to joining Cheniere, Mr. Carney was a securities analyst in the oil and gas exploration/production sector with Smith Barney, Inc. from 1992-1996. From 1982-1990 he was employed by Shell Oil as an exploration geologist, with assignments in the Gulf of Mexico, the Middle East and other areas. He received an M.S. in geology from Lehigh University in 1982 and an M.B.A.-Finance from the University of Denver in 1992. Mr. Carney currently serves as a Director for Pyr Energy.

    WILLIAM D. FORSTER served as Co-Chairman of the Board of Directors and a director of the Company during the fiscal year ended December 31, 1998. Further information regarding Mr. Forster is provided above under "Election of Directors--Nominees."

    CHARIF SOUKI served as Co-Chairman of the Board of Directors and a director of the Company during the fiscal year ended December 31, 1998. Further information regarding Mr. Souki is provided above under "Election of Directors-- Nominees."

    DON A. TURKLESON is currently Chief Financial Officer, Secretary and Treasurer of Cheniere. Prior to joining Cheniere, Mr. Turkleson was employed by PetroCorp Incorporated from 1983 to 1996, as Controller until 1986, then as Vice President-Finance, Secretary and Treasurer. From 1975 to 1983 he worked as a Certified Public Accountant in the natural resources division of Arthur Andersen & Co. in Houston. Mr. Turkleson received a B.S. in accounting from Louisiana State University in 1975. He is a member of the American Institute of Certified Public Accountants. He is a Director, Treasurer and past Chairman of the Board of Neighborhood Centers, Inc.

    WALTER L. WILLIAMS served as President, Chief Executive Officer and a director of the Company during the fiscal year ended December 31, 1998. Further information regarding Mr. Williams is provided above under "Election of Directors--Nominees."

Executive Compensation

    The following table reflects all forms of compensation for the executive officers for services to the Company during the years ended December 31, 1998 and 1997, the year ended August 31, 1997, and the period from inception (February 21, 1996) through August 31, 1996. Neither Mr. Forster nor Mr. Souki received compensation sufficient to require that they be included in this table.


                          SUMMARY COMPENSATION TABLE

                                  Annual Compensation           Long Term
                             ----------------------------   Compensation Awards
                                                            -------------------
                                             Other Annual  Securities Underlying
Name and Principal Position  Year(1) Salary  Compensation     Options/SARs(#)
---------------------------  ------- ------  ------------     ---------------
Walter L. Williams            1998   $120,000       -               -
President and                 1997c  $120,000       -             50,000
Chief Executive Officer       1997   $120,000       -               -
                              1996      -       $30,000 (2)      150,000

Keith F. Carney               1998   $100,000       -               -
Executive Vice President      1997c  $ 90,833       -             50,000
                              1997   $ 90,000       -               -
                              1996   $ 11,250 (3)   -            150,000

Don A. Turkleson              1998   $100,000       -               -
Chief Financial Officer,      1997c  $  8,333 (4)   -             50,000
Secretary and Treasurer       1997      -           -               -
                              1996      -           -               -


(1) The Company's first period of operations was from inception (February 21, 1996) to August 31, 1996. The next period reported is the year ended August 31, 1997. The one-year period ending December 31, 1997 is indicated in the table above with the caption "1997c", and is included due to a change in the Company's fiscal year-end. The most recent fiscal period presented is the year ended December 31, 1998.

(2) Mr. Williams' Other Annual Compensation for 1996 represents 30,000 shares of common stock, valued at $1.00 per share, received in lieu of cash compensation for three months of employment from his inception date of June 1, 1996 through August 31, 1996 based on an annual salary of $120,000.

(3) Mr. Carney's 1996 salary was payment for six weeks of employment from his inception date of July 16, 1996 through August 31, 1996 based on an annual salary of $90,000. Effective December 1, 1997, Mr. Carney's annual salary was increased to $100,000.

(4) Mr. Turkleson's salary for the one-year period ended December 31, 1997 was payment for one month of employment from his inception date of December 1, 1997 based on an annual salary of $100,000.

Options Grants

    The Company did not grant any stock options to executive officers during the year ended December 31, 1998. On December 11, 1998, the Company adjusted the exercise price from $3.00 per share to $1.50 per share for all options previously granted and then outstanding to its executive officers. See "Repricing of Options."

Option Exercises and Year-End Values

    The following table sets forth information regarding unexercised options to purchase shares of common stock granted by the Company to Named Executives. No Named Executives exercised any common stock options during the fiscal year ended December 31, 1998.

                              Number of Securities Underlying             Value of Unexercised In-the-Money
                       Unexercised Options/SARs at December 31, 1998     Options/SARs at December 31, 1998 (1)
                       ---------------------------------------------     -------------------------------------
      Name             Exercisable                     Unexercisable     Exercisable             Unexercisable
      ----             -----------                     -------------     -----------             -------------
Walter L. Williams       162,500                           37,500             -                         -

Keith F. Carney           87,500                          112,500             -                         -

Don A. Turkleson          12,500                           37,500             -                         -

(1) The value of unexercised options to purchase common stock at December 31, 1998 is nil since the $1.00 per share market value of the underlying securities at December 31, 1998 was less than the $1.50 exercise price.

Repricing of Options

    The following table sets forth information regarding the repricing of options to purchase shares of common stock granted by the Company to Named Executives. For a report on the repricing, see the discussion under "Board Report on Executive Compensation."

                                                  Ten-Year Option/SAR Repricings

                                            Number of                                                   Length of
                                           Securities     Market Price       Exercise                    Original
                                           Underlying      of Stock at       Price at                  Option Term
                                            Options/         Time of         Time of                   Remaining at
                                              SARs        Repricing or     Repricing or      New         Date of
                                           Repriced or      Amendment       Amendment     Exercise     Repricing or
Name                             Date      Amended (#)         ($)             ($)        Price ($)     Amendment
------------------------------ ---------  -------------- ---------------- --------------- ----------  ---------------
Walter L. Williams             12/11/98         150,000       $1.06           $3.00         $1.50        29.5 months
   President and CEO           12/11/98          50,000       $1.06           $3.00         $1.50        48.0 months

Keith F. Carney                12/11/98         150,000       $1.06           $3.00         $1.50        31.0 months
   Executive Vice President    12/11/98          50,000       $1.06           $3.00         $1.50        48.0 months

Don A. Turkleson               12/11/98          50,000       $1.06           $3.00         $1.50        48.0 months
   Chief Financial Officer,
   Secretary & Treasurer

(1) New exercise prices were set at $1.50 per share, which was approximately 140% of the market value of the common stock at the time of the repricing.

Other Compensation Arrangements

    Effective October 1, 1998, the Board of Directors engaged Charif Souki, under a Services Agreement, to provide certain consulting services related to the financing and management of Cheniere. The Services Agreement provides for compensation in the amount of $10,000 per month over a term of six months, which ceased on March 31, 1999.

Indemnification of Officers and Directors

     The Company's Certificate of Incorporation provides that the liability of directors for monetary damages shall be limited to the fullest extent permissible under Delaware law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.

     The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent possible under Delaware law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information with respect to the shares of common stock owned of record and beneficially as of April 15, 1999 by all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding common stock by each director and executive officer, and by all directors and executive officers as a group:

                                                  Amount and Nature of  Percent
                      Name                        Beneficial Ownership  of Class
------------------------------------------------  --------------------  --------
Arabella S.A.                                         2,755,000 (1)       11.7%
BSR Investments, Ltd.                                 3,946,445 (2)       17.0%
Keith F. Carney                                          87,500 (3)         *
William D. Forster                                    2,846,211 (4)       12.6%
Michael L. Harvey                                             - (5)         *
MM&B Holdings, L.L.C.                                 1,195,833 (6)        5.0%
Kenneth R. Peak                                          22,500 (7)         *
Charles M. Reimer                                        51,071 (8)         *
Charif Souki                                                  - (9)         *
Don A. Turkleson                                         37,500 (10)        *
Walter L. Williams                                      192,500 (11)        *
Efrem Zimbalist, III                                     32,000 (12)        *
All Directors and Officers as a group (9 persons)     3,269,282 (13)      14.2%

* - Less than 1%

(1) Includes warrants to purchase 855,000 shares of the Company's common stock held by Arabella S.A. Arabella's address is: 35, rue Glesener, L-1621, Luxembourg.

(2) BSR Investments, Ltd. is controlled by Nicole Souki, the President of BSR and the mother of Charif Souki. Charif Souki disclaims beneficial ownership of the shares. Includes warrants to purchase 566,667 shares of the Company's common stock. BSR's address is c/o Harney, Westwood & Riegels, Box 71, Craigmuir Chambers, Road Town, Tortola, B.V.I.

(3) Includes 87,500 shares issuable upon exercise of presently exercisable options. Excludes 162,500 shares issuable upon the exercise of options held by Mr. Carney but not exercisable within 60 days of the filing of this proxy statement.

(4) Does not include 100,000 shares held by a trust for the benefit of Mr. Forster's mother of which Mr. Forster is a 20% remainderman and of which shares he disclaims beneficial ownership. Mr. Forster's address is c/o Cheniere Energy, Inc., 1200 Smith Street, Suite 1740, Houston, TX 77002-4312.

(5) Excludes 35,000 shares issuable upon the exercise of options held by Mr. Harvey but not exercisable within 60 days of the filing of this proxy statement.

(6) Includes warrants to purchase 1,120,833 shares of the Company's common stock held by MM&B Holdings, L.L.C., whose address is: 23622 Calabasas Road, Suite 100, Calabasas, CA 91302-1549. Does not include: 40,000 shares held by Ezralow Family Trust; 13,917 shares held by Bryan Ezralow 1994 Trust; 13,917 shares held by Marc Ezralow 1997 Trust; nor 10,666 shares held by Colony Partners, of which MM&B Holdings, L.L.C. disclaims beneficial ownership.

(7) Includes 22,500 shares issuable upon exercise of presently exercisable options. Excludes 12,500 shares issuable upon the exercise of options held by Mr. Peak but not exercisable within 60 days of the filing of this proxy statement.

(8) Includes 22,500 shares issuable upon exercise of presently exercisable options. Excludes 12,500 shares issuable upon the exercise of options held by Mr. Reimer but not exercisable within 60 days of the filing of this proxy statement.

(9) Does not include 3,379,778 shares nor warrants to purchase 566,667 shares of Cheniere common stock held by BSR Investments, Ltd. of which Charif Souki disclaims beneficial ownership. BSR Investments, Ltd. is controlled by Nicole Souki, the President of BSR Investments, Ltd. and the mother of Charif Souki.

(10) Includes 12,500 shares issuable upon exercise of presently exercisable options. Excludes 87,500 shares issuable upon the exercise of options held by Mr. Turkleson but not exercisable within 60 days of the filing of this proxy statement.

(11) Includes 162,500 shares issuable upon exercise of presently exercisable options. Excludes 87,500 shares issuable upon the exercise of options held by Mr. Williams but not exercisable within 60 days of the filing of this proxy statement.

(12) Includes 10,000 shares issuable upon the exercise of presently exercisable options held by Mr. Zimbalist.

(13) Includes an aggregate of 317,500 shares issuable upon exercise of presently exercisable options. Excludes an aggregate of 397,500 shares issuable upon the exercise of options not exercisable within 60 days of the filing of this proxy statement.

Board Report on Executive Compensation

     The Board of Directors has furnished the following report on executive compensation for the fiscal year ended December 31, 1998:

     Because Cheniere is a development stage company, the Company has no employment agreements with any of its executive officers and one of its executive officers served with no compensation for the fiscal year ended December 31, 1998. William D. Forster and Charif Souki, Co-Chairman of the Board of Directors and for the year ended December 31, 1998, did not receive any compensation in the form of salary or options and the Company does not currently intend to pay any such compensation to such officers until the Company has generated revenues at a level adequate to sustain the operating costs of the Company. Effective October 1, 1998, the Board of Directors engaged Charif Souki, under a Services Agreement, to provide certain consulting services related to the financing and management of Cheniere. The Services Agreement provides for compensation in the amount of $10,000 per month over a term of six months, which ceased on March 31, 1999.

     For those executive officers receiving compensation, the Company seeks to relate a significant portion of the potential total executive compensation to the Company's financial performance. In general, executive financial rewards may be segregated into the following components: salary and stock-based benefits. The Board has not awarded any bonus compensation.

     Base compensation for senior executive officers is intended to afford a reasonable degree of financial security and flexibility to those individuals who are regarded by the board as acceptably discharging the levels and types of responsibility implicit in the various executive positions. The board also takes into consideration industry and non-industry compensation levels for professional peer groups. Based on these factors, Walter L. Williams received salary at a rate of $120,000 per year beginning September 1, 1996; Keith F. Carney received salary at a rate of $90,000 per year beginning July 16, 1996, which was increased to $100,000 per year effective December 1, 1997. Don A. Turkleson received salary at a rate of $100,000 per year beginning December 1, 1997.

     The board of directors is of the view that properly designed and administered stock-based incentives for senior executives closely align the executives' economic interests with those of stockholders and provide a direct continuing focus upon the goal of constantly striving to increase long-term stockholder value. Toward that goal, the Company: (i) on June 1, 1996, granted Mr. Williams options to purchase 150,000 shares of the common stock and on July 3, 1996, granted Mr. Williams 30,000 shares of common stock in lieu of cash compensation for three months of employment from his inception date of June 1, 1996 until the end of the fiscal year on August 31, 1996, (ii) on July 16, 1996, granted Mr. Carney options to purchase 150,000 shares of common stock, (iii) on December 15, 1997, granted options to purchase 50,000 shares of common stock to each of Messrs. Williams, Carney and Turkleson and (iv) on December 11, 1998, adjusted the exercise price from $3.00 per share to $1.50 per share on such options. See "Executive Compensation--Summary Compensation Table, --Option Grants and --Repricing of Options" for details.

     Chief Executive Officer's Compensation. The board determines the compensation of the Chief Executive Officer in substantially the same manner as the compensation of the other officers. In establishing the base salary for Mr. Williams for the 1998 fiscal year, the board assessed (i) the performance of the Company, (ii) total return to shareholders and (iii) progress toward implementation of the Company's strategic business plan. Mr. Williams' total compensation package also includes a large portion in the form of stock options that were awarded in 1996 and in 1997.

     Omnibus Budget Reconciliation Act of 1993. Section 162(m) of the Omnibus Budget Reconciliation Act of 1993 limits the deductibility to the Company of cash compensation in excess of $1 million paid to the Company's chief executive officer and the next four highest paid officers during any fiscal year, unless such compensation meets certain requirements. During 1998, the Committee reviewed compensation programs in light of the requirements of this law. The Committee does not expect the new law to impact the Company in 1999 or for the foreseeable future in any significant way, if at all.

     Repricing of Options. On December 11, 1998, the Board of Directors approved reducing the exercise price of all options granted prior to such date to management and employees of the Company to a price more in line with the current market price of the common stock. The Board's philosophy in granting stock options is to align the Company's officers' and employees' interests with those of the stockholders and to provide an incentive to achieve long-term appreciation in stockholder value. By December 1998, due primarily to the significant decline in oil and gas prices and the resulting decline in the stock market valuation of energy companies, the price of the Company's common stock had fallen below the exercise prices for a number of options that were granted by the Company during 1996, 1997 and 1998. As a result, the Board believed that the value of the options previously granted to key employees (including three executive officers) under the Company's stock option plan had eroded to such an extent that the intended incentive for such employees was no longer meaningful, and it was therefore in the best interest of the Company and the stockholders to amend the exercise price of such options. The Board believes that by repricing the options previously granted, the Company has restored the incentive for those employees. In each case, the options granted in replacement of previously granted options were made with an exercise price of $1.50 per share, approximately 140% of the fair market value of the common stock on December 10, 1998 of $1.06. The number of shares subject to exercise, the vesting periods and the terms remain unchanged by the repricing of the options. The Company did not reprice any options held by non-management directors.

     Since the Company has no compensation committee, the foregoing report was given by the entire incumbent Board of Directors as of December 31, 1998.

                                    THE BOARD OF DIRECTORS
                                    William D. Forster, Co-Chairman
                                    Charif Souki, Co-Chairman
                                    Kenneth R. Peak
                                    Charles M. Reimer
                                    Walter L. Williams
                                    Efrem Zimbalist, III

     Pursuant to SEC rules, this section of this Proxy Statement is not deemed "filed" with the SEC and is not incorporated by reference into the Company's Annual Report on Form 10-K.

Compensation Committee Interlocks and Insider Participation

     Because the Company has no compensation committee, all incumbent members of the Board of Directors, as of December 31, 1998, participated in deliberations concerning executive officer compensation. In addition to serving as a director of the Company, several directors held positions as executive officers during the fiscal year ended December 31, 1998. Mr. Forster served as Co-Chairman of the Board, Mr. Souki served as Co-Chairman of the Board, and Mr. Williams served as President and Chief Executive Officer.

Common Stock Performance Graph

     The following graph compares the cumulative total shareholder return on the Company's common stock against, the S&P Oil and Gas (Exploration & Production) Index, and the Russell 1000 Index for the period beginning on July 3, 1996 and ending at fiscal year-end December 31, 1998. The Company's common stock began trading on the OTC Bulletin Board on July 3, 1996 and moved to the NASDAQ SmallCap Market on April 11, 1997. The graph was constructed on the assumption that $100 was invested in the Company's common stock, the S&P Oil and Gas (Exploration & Production) Index, and the Russell 1000 Index on July 3, 1996.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
 AMONG CHENIERE ENERGY, INC., S&P OIL & GAS (EXPLORATION & PRODUCTION) INDEX,
                            AND RUSSELL 1000 INDEX


                                    [GRAPH]


                                         August 31,     December 31,
                               July 3,  ------------    ------------
                                1996    1996    1997    1997    1998
                                ----    ----    ----    ----    ----

Cheniere Energy, Inc.           $100    $119    $119    $ 69    $ 33

S&P Oil & Gas (Exploration &
Production) Index               $100    $ 99    $116    $106    $ 73

Russell 1000 Index              $100    $ 98    $136    $148    $188

Certain Relationships and Transactions

     BSR Investments, Ltd. ("BSR"), an entity holding approximately 17.0% of the outstanding shares of the Company's common stock, is under the control of Nicole Souki, the mother of Charif Souki, Co-Chairman of the Board of Directors for the year ended December 31, 1998. Charif Souki has been engaged, from time to time, as a consultant to BSR. Charif Souki disclaims beneficial ownership of all shares held by BSR.

     BSR purchased $2,000,000 of the notes issued in connection with Cheniere's $4,000,000 December 1997 Bridge Financing. BSR pledged a portion of its investment in Cheniere common stock to fund its purchase of the notes. The Company paid $195,003 in interest on the notes during 1998. In conjunction with the financing, BSR received warrants to purchase 566,667 shares of the Company's common stock at an exercise price of $1.50 per share. In March 1999, BSR exchanged the $2,000,000 of Cheniere notes payable which it held for 2,777,778 shares of Cheniere common stock.

     In conjunction with certain of the Company's private placements of equity, placement fees have been paid to Investors Administration Services, Limited ("IAS"), a company in which the brother of Charif Souki, Cheniere's Co-Chairman, is a principal. Placement fees paid to IAS totaled $138,000 for the year ended December 31, 1998.

     During June 1998, the Company received and repaid short-term advances from Co-Chairman of the Board, William D. Forster, and members of his family or entities under their control, totaling $592,000. Interest was paid at LIBOR plus 4% and totaled $1,622. In addition, non-interest bearing, short-term advances totaling $105,000 were made to the Company by Co-Chairman Forster ($75,000) and BSR ($30,000) in October and November 1998. Such advances were repaid by the Company in October and November 1998.

     All such transactions were approved by the Board of Directors of the Company, and the Company believes that each such transaction was on terms that were comparable to, or more favorable to the Company than, those that might have been obtained by the Company on an arm's length basis from unaffiliated parties.


                                 OTHER MATTERS

Required Vote

     Only holders of common stock as of the Record Date will be entitled to vote in person or by proxy at the meeting. A majority of issued and outstanding shares of common stock as of the Record Date represented at the meeting in person or by proxy will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Provided that a quorum is present at the meeting, (i) the seven director nominees who receive the greatest number of votes cast for election by stockholders entitled to vote therefor will be elected directors, (ii) the proposed amendment to the Company's 1997 Stock Option Plan will require approval by a majority of shares entitled to vote thereon, (iii) the proposed amendment to the Company's Amended and Restated Certificate of Incorporation will require approval by a majority of shares entitled to vote thereon and (iv) approval of PricewaterhouseCoopers LLP as independent accountants will require approval by a majority of shares entitled to vote thereon. Abstentions and broker non-votes with respect to the proposed amendment to the Company's Amended and Restated Certificate of Incorporation will have the same effect as a vote against approval thereof, but will have no effect with respect to the other matters.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under Section 16(a) of the Exchange Act, directors, certain officers, and beneficial owners of 10% or more of any class of the Company's stock ("Reporting Persons") are required from time to time to file with the Securities and Exchange Commission and the NASDAQ SmallCap Market reports of ownership and changes of ownership. Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of forms and written representations received from Reporting Persons by it with respect to the fiscal year ended December 31, 1998, the Company believes that all filing requirements applicable to the Company's officers, directors and greater than 10% stockholders have been met, with the exception that BSR reported six monthly installments of warrants issued to it late on a Form 5.

Stockholder Proposals

     Management anticipates that the Company's 2000 annual stockholders meeting will be held during May 2000. Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 2000 annual stockholders meeting must submit the proposal to the Company on or before January 15, 2000. Any such proposals should be timely sent to the Secretary of the Company, 1200 Smith Street, Suite 1740, Houston, Texas 77002-4312.

Availability of Annual Report

     The Company is including herewith a copy of its annual report on Form 10-K for the fiscal year ended December 31, 1998, which has been filed with the Securities and Exchange Commission in Washington, D.C.

     The Company will furnish to any person any exhibits described in the list accompanying such report upon payment of reasonable fees relating to the Company's furnishing such exhibits. Requests for copies should be directed to the Company at 1200 Smith Street, Suite 1740, Houston, Texas 77002-4312.


                                            By order of the Board of Directors,

                                                  /s/ Don A. Turkleson
                                           ____________________________________
                                                      Don A. Turkleson
                                           Secretary and Chief Financial Officer

April 30, 1999

                                                                  April 30, 1999
                                                                      APPENDIX A

                             CHENIERE ENERGY, INC.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 1999

The undersigned hereby appoints Charif Souki and William D. Forster, and each of them, either one of whom may act without joinder of the other, each with full power of substitution and ratification, attorneys and proxies of the undersigned to vote all shares of Cheniere Energy, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held at Cheniere's offices at Two Allen Center, 1200 Smith Street, Suite 1740, Houston, Texas on Friday, June 4, 1999 at 10:00 a.m., Houston, Texas time, and at any adjournment thereof.


                   (TO BE VOTED AND SIGNED ON REVERSE SIDE)


                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                             CHENIERE ENERGY, INC.

                                 June 4, 1999


                Please Detach and Mail in the Envelope Provided

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A  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.
   FOR election (except as indicated below)              WITHHOLD authority to            NOMINEES:   William D. Forster
   1. ELECTION OF                                        vote for all nominees                        Michael L. Harvey
      DIRECTORS                                          listed at right                              Kenneth R. Peak
                                                                                                      Charles M. Reimer
                                                                                                      Charif Souki
                                                                                                      Walter L. Williams
                                                                                                      Efrem Zimbalist III

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line below.

______________________________________________

2. Approval of the proposed amendment to Company's 1997 Stock Option Plan to               FOR     AGAINST     ABSTAIN
   increase the number of shares subject to the Plan from 950,000 to 1,950,000.

3. Approval of the amendment to the Amended and Restated Certificate of                    FOR     AGAINST     ABSTAIN
   Incorporation increasing the total number of shares of authorized
   Capital Stock to 65,000,000 and the number of shares of authorized
   Common Stock to 60,000,000.

4. Appointment of PricewaterhouseCoopers LLP as independent accountants                    FOR     AGAINST     ABSTAIN
   for the year ended December 31, 1999.

5. In their discretion, upon such other matters (including procedural and other matters relating to the conduct of the meeting) which may properly come before the meeting and any adjournment thereof.

   THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SEVEN DIRECTOR NOMINEES NAMED IN ITEM 1 AND FOR EACH OF THE PROPOSALS IDENTIFIED IN ITEMS 2, 3, 4 AND 5.
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   The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY in the enclosed, pre-addressed stamped envelope.

Signature(s) of Stockholder ________________________________________________________ Dated this ____ day of

_____________, 1999

Note:  Please sign exactly as your name appears on your stock certificate.  When signing as executor, administrator, trustee or other representative, please give your full title.  All joint owners should sign.

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